Exhibit 15.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171969) of RDA Microelectronics, Inc. of our report dated April 1, 2011 relating to the consolidated financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
April 1, 2011